UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2006
THE DUN & BRADSTREET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

103 JFK Parkway, Short Hills, New Jersey		07078

(Address of principal executive offices)		(Zip Code)
(973) 921-5500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PURPOSE OF FILING
The purpose of this filing is to report to you actions taken by certain of our executive officers with respect to tax liabilities that they will incur in February 2007 in connection with the vesting of previously granted restricted stock awards.

(i)

Item 8.01. Other Events.
     In February 2007, restrictions on shares of our common stock previously awarded to certain of our executive officers are scheduled to lapse according to the schedule set forth below. On the applicable vesting date, each executive officer will realize taxable income equal to the fair market value of the shares on the vesting date, at which time we are required to withhold or receive from the executive related taxes at statutorily defined rates. In order to facilitate the withholding, each of the executive officers named below has made an irrevocable election prior to the date of this filing to satisfy the applicable withholding through the deduction of that number of shares from the vested amount having an aggregate fair market value equal to the amount required to be so withheld. The withholding of shares to satisfy withholding will be reported on a Form 4 within 2 business days of each vesting date.

	Shares Vesting	Shares Vesting
Name of Executive Officer	February 24, 2007	February 25, 2007

Steven W. Alesio	6,396	7,813
Chairman, Chief Executive Officer

Sara Mathew	2,630	5,555
Chief Financial Officer and President, D&B U.S.

David Lewinter	890	1,499
Senior Vice President — General Counsel, Corporate Secretary and Global Reengineering

James Burke	799	564
Chief Marketing Officer and Senior Vice President, Global Solutions

Patricia Clifford	687	1,200
Senior Vice President, Human Resources

Mr. Byron Vielehr	559	—
Chief Information Officer and Senior Vice President, Technology

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation
By:	/s/ David J. Lewinter
David J. Lewinter
Senior Vice President — General Counsel, Corporate Secretary & Global Reengineering

DATE: December 5, 2006

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